Exhibit 99.1

SearchMedia Receives NYSE Amex Form 10-Q Delinquency Notice

Shanghai, China, May 28, 2010 — SearchMedia Holdings Limited (“SearchMedia” or the “Company”) (NYSE Amex: IDI, IDI.WS), one of China’s leading nationwide multi-platform media companies, received written notice from NYSE Amex LLC (the “Exchange”), indicating that the Company was not in compliance with the Exchange’s continued listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The Company previously received a similar notice dated April 22, 2010 because it did not timely file its Annual Report on Form 10-K for the year ended December 31, 2009.

On May 5, 2010, the Company submitted a plan of compliance in relation to the April 22, 2010 letter advising the Exchange of the action it has taken, or will take that would bring the Company into compliance with the listing standards no later than July 21, 2010. The Exchange has not acted on the Company’s May 5, 2010 plan of compliance. The Exchange’s May 25, 2010 notice provided that the Company may supplement the May 5, 2010 plan of compliance by June 8, 2010. The Company intends to provide supplemental information by the required Exchange deadline.

The Company intends to submit its plan of compliance, including supplemental information, and file its Form 10-K for the year ended December 31, 2009 and the Form 10-Q for the quarter ended March 31, 2010 within the required time periods.

About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of approximately 125,000 frames in 50 cities throughout China. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eleven major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide a multi-platform, “one-stop shop” service for its local, national and international advertising clients.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts, including statements about SearchMedia’s beliefs and expectations, may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “confident” and similar statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to: that our plan of compliance, including the supplemental information to be provided, may not be accepted by NYSE Amex; that the failure to file our 2009 Annual Report or Quarterly Report for the 2010 first quarter on time may result in the delisting of our securities from quotation on the NYSE Amex or a suspension in the trading of our common stock which would materially limit the liquidity or tradability of our common stock;; that the Company may be unable to complete its review in time to file its Annual Report on Form 10-K of Form 10-Q for the 2010 first quarter within the required time period; that even if we file our Annual Report for the year ended December 31, 2009 or Quarterly Report for the 2010 first quarter within the required time period, we may be in violation of other NYSE Amex listing standards; and the risks that there are uncertainties and matters beyond the control of management, and other risks outlined in the Company’s filings with the U.S. Securities and Exchange Commission. SearchMedia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SearchMedia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information, please contact:
In the U.S.: Ashley M. Ammon: (646) 277-1227